EXHIBIT 5.1

[GOTTBETTER & PARTNERS, LLP LETTERHEAD]

April 16, 2012

To the Board of Directors

Rackwise, Inc.

2365 Iron Point Road, Suite 190

Folsom, CA 95630

Re:	Rackwise, Inc.

Registration Statement on Form S-1 (Amendment No. 2)

Gentlemen:

We are acting as counsel to Rackwise, Inc., a Nevada corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (the “Registration Statement”), relating to the offer and sale pursuant to the Registration Statement, by the Selling Stockholders identified in the Registration Statement, of up to 40,803,384 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company, consisting of 28,580,454 presently issued and outstanding shares and 12,222,930 shares issuable upon exercise of presently exercisable common stock purchase warrants.

You have requested our opinion as to the matters set forth below in connection with the issuance of the Shares.  For purposes of rendering this opinion, we are familiar with the Registration Statement, and we have examined the Company’s Articles of Incorporation, as amended to date, the Company’s Bylaws, as amended to date, and corporate actions of the Company that provided for the issuances of the Shares.  We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on statements of an officer of the Company.

Based upon and subject to the foregoing, it is our opinion that:

•	the 28,580,454 presently issued and outstanding Shares to be offered by the Selling Stockholders have been duly authorized for issuance by the Company and are validly issued, fully paid and non-assessable.

•	the 12,222,930 Shares underlying presently exercisable common stock purchase warrants shall, when exercised in accordance with the terms thereof, have been validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

Very truly yours,

/s/ Gottbetter & Partners, LLP

Gottbetter & Partners, LLP